Exhibit 10.14

AMENDMENT #1

TO THE

 LICENSE AGREEMENT

BETWEEN

BREATHING TECHNOLOGIES, INC.

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR

CASE NO. SD2010-344

LICENSE AMENDMENT #1

This first amendment ("Amendment #1) to the license agreement serial #2014-11-0249 ("Agreement") is made by and between Breathing Technologies, Inc., a Delaware corporation having an address at 1650 Spruce Street, Suite 500, Riverside, CA. 92507 ("LICENSEE") and The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 ("UNIVERSITY"), represented by its San Diego campus ("UCSD") having an address at University of California, San Diego, Technology Transfer Office, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910.

This Amendment #1 is effective as of the date of last signature ("Amendment #1 Date").

RECITALS

WHEREAS, the Agreement contains certain due diligence provisions which necessarily must follow the receipt of IRB Approval by UNIVERSITY. While IRB Approval was received in a timely manner as anticipated under the Agreement, initial patient testing revealed certain necessary amendments to the IRB approved protocol. During this time period, patient testing was suspended by UNIVERSITY and a revised patient testing protocol was submitted and subsequently approved by the IRB. To address this temporary suspension of patient testing work by UNIVERSITY, the due dates for certain Due Diligence provisions in the Agreement must necessarily be extended.

NOW, THEREFORE, the parties hereby agree as follows:

1.          Paragraph 3.3(a) in the Agreement shall be replaced in its entirety to now read:

"(a)      LICENSEE shall directly or through its Affilitate(s) and/or Sublicensee(s);

(i) diligently proceed with the development, manufacture and sale of Licensed Products;

(ii) provide a manufacturability assessment of a Licensed Product within twelve (12) months following the Effective Date. Said assessment shall include but not be limited to, the bill-of-materials, schematic diagrams and cost-of-goods for the intended embodiment of the Licensed Product that will be presented for regulatory clearance;

(iii) provide a written quote from a contract manufacturer capable of producing the Licensed Product identified in Paragraph 3.3(a)(ii), at scale and in compliance with all regulations governing the manufacture of medical devices for sale into the United States of America, within fifteen (15) months following the Effective Date;

(iv) provide a written strategy document for the regulatory approval of a Licensed Product through the US Food and Drug Administration, within eighteen (18) months of the Effective Date;

(v) demonstrate construction of three (3) prototype Licensed Products in the form that will be submitted for US Food and Drug Administration clearance within eighteen (18) months of the Effective Date;

(vi) submit for 510(k) clearance with the US Food and Drug Administration within six (6) months of the conclusion of the POC Grant;

(vii) market Licensed Products in the United States of America within six (6) months of receiving regulatory approval to market such Licensed Products;

(viii) achieve a first commercial sale of a Licensed Product within one (1) year of receiving regulatory approval to market such Licensed Products in the United States of America;

(ix) achieve a first commercial sale of a Licensed Product in China or Europe within three (3) years of receiving regulatory approval to market Licensed Products in the United States of America subject to export approval, as needed;

(x) use commercially reasonable efforts to fill the market demand for Licensed Products following commencement of marketing at any time during the term of this Agreement, where commercially reasonable shall not include shelving a Licensed Product or otherwise ceasing to develop, manufacture, sell and fill the market demand for Licensed Products for a period greater than six (6) months during the Term; and

(xi) be responsible that all necessary governmental approvals are obtained for the manufacture, use and sale of Licensed Products."

All other terms of the Agreement remain unchanged.

IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Amendment #1, in duplicate originals, by their respective and duly authorized officers on the day and year written.

BREATHING TECHNOLOGIES, INC:		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ Amro Albanna	By:	/s/ Jame Moores
	(Signature)		(Signature)
For
Amro Albanna		Jane Moores, Ph.D.
CEO		Assistant Vice Chancellor-Technology Transfer

Date:	July 31, 2014	Date:	8/6/2014